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                                                                   Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 13, 1997 (except as to the third and fourth paragraphs of Note 2, as to which the date is April 7, 1997), in the Registration Statement (Form S-1 No. 333-_____) and related Prospectus of SLM Holding Corporation for the registration of 555,015 shares of its common stock


                                        /s/ Ernst & Young LLP



Washington, D.C.
October 21, 1997